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                                                                  EXHIBIT (a)(5)
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                   AUTOMOBILE PROTECTION CORPORATION -- APCO
                                       at
                              $13.00 NET PER SHARE
                                       by
                            AM1 ACQUISITION COMPANY
                          a wholly owned subsidiary of
                               FORD MOTOR COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JULY 14, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   June 16, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 16, 1999 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by AM1 Acquisition Company, a Georgia corporation (the "Purchaser") and a wholly owned subsidiary of Ford Motor Company, a Delaware corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, $.001, par value per share (the "Shares"), of Automobile Protection Corporation -- APCO, a Georgia corporation (the "Company"), at a purchase price of $13.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $13.00 per share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are fair to and in the best interests of the stockholders of the Company and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 10, 1999 (as amended or supplemented from time to time, the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by the Parent, the Purchaser, the Company or any of its subsidiaries and other than Shares, if any, held by stockholders who have not voted in favor of the Merger Agreement or consented thereto in writing and have timely delivered to the Company demand for appraisal of such Shares in accordance with the Georgia Business
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     Corporation Code) shall be converted automatically into the right to receive in cash the price paid pursuant to the Offer, without interest.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, July 14, 1999, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which constitutes a majority of all the outstanding Shares (determined on a fully-diluted basis), (ii) the waiting period (and any extension thereof) applicable to the purchase of Shares pursuant to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having been terminated or expired, and (iii) all consents, approvals and filings under the Auto Warranty Laws (as defined in the Offer to Purchase) of any state that are required to be made or obtained prior to the acceptance of the Shares pursuant to the Offer having been made or obtained.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any State where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid State statute. If the Purchaser becomes aware of any valid State statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such State statute. If, after such good faith effort, the Purchaser cannot comply with such State statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such State. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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          Instructions with respect to the Offer to Purchase for Cash all Outstanding Shares of Common Stock

                                       of
                   AUTOMOBILE PROTECTION CORPORATION -- APCO

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by AM1 Acquisition Company, a Georgia corporation and a wholly owned subsidiary of Ford Motor Company, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Automobile Protection Corporation-APCO, a Georgia corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

 Number of Shares to be Tendered*

 ------------------------------------------------------------------------------
 Shares

 Dated
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 1999

                                   SIGN HERE

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                                  Signature(s)

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                              Please print name(s)

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                                    Address

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                         Area Code and Telephone Number

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                  Tax Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.
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